UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2015

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cobalt International Energy, Inc. (the “Company”) was held on April 30, 2015. There were 414,457,235 shares of common stock entitled to vote at the meeting and a total of 371,525,081 shares of common stock (approximately 90%) were represented at the meeting.

The proposals voted upon at the annual meeting and the final results of the vote on each proposal were as follows:

Proposal 1 — The election of three Class III directors to serve a three-year term until the 2018 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Kay Bailey Hutchison (Class III director to serve until 2018 Annual Meeting)	357,403,190	1,088,809	13,033,082

D. Jeff van Steenbergen (Class III director to serve until 2018 Annual Meeting)	341,735,083	16,756,916	13,033,082

William P. Utt (Class III director to serve until 2018 Annual Meeting)	356,803,586	1,688,413	13,033,082

Proposal 2 — The ratification of appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2015.

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain

370,935,737	572,028	17,316

Proposal 3 — Advisory vote on executive compensation to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement

The compensation of the Company’s named executive officers was approved by advisory vote as follows:

For	Against	Abstain	(Broker Non-Votes)

218,631,006	139,523,147	337,846	13,033,082

Proposal 4 — The approval of the Company’s 2015 Long Term Incentive Plan

The Company’s 2015 Long Term Incentive Plan was approved by a vote of the stockholders as follows:

For	Against	Abstain	(Broker Non-Votes)

353,735,175	4,628,238	128,586	13,033,082

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

Cobalt International Energy, Inc.

	By:	/s/ Jeffrey A. Starzec

	Name:	Jeffrey A. Starzec

	Title:	Executive Vice President and General Counsel